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                                                           EXHIBIT 24.1
                                                           ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Omnipoint Corporation on Form S-1 (File No. 33-98360) of our reports dated March 15, 1996, on our audits of the consolidated financial statements and financial statement schedule of Omnipoint Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 which reports are included in this Annual Report on Form 10-K/A.



                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 26, 1996